Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Global Equity Income Fund f/k/a Nuveen Global
Value Opportunities Fund

811-21903

An annual meeting of shareholders was held in the offices of Nuveen Investments on September 16, 2016 for the above-referenced fund. At this meeting the shareholders were asked to vote to approve vote to approve an Agreement and Plan of Merger, to approve a new sub-advisory agreement and to elect Board Members.


The results of the shareholder votes
are as follows:

<c> Common shares
To approve an Agreement and Plan of
Merger.


   For
          11,128,269
   Against
               165,762
   Abstain
               126,002
   Broker Non-Votes
            6,532,414
      Total
          17,952,447


To approve a new sub-advisory
agreement.


   For
          10,708,871
   Against
               189,751
   Abstain
               521,411
   Broker Non-Votes
            6,532,414
      Total
          17,952,447


Proxy materials are herein incorporated by reference to the SEC filing under Conformed Submission Type 497, accession number 0001193125-16-384974, on August 18, 2016.